EXHIBIT 10.4

              FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE


     THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is made this 15th day of January, 1998, by and between MICHAEL D. DOLLAGHAN, an individual ("Seller"), and XILINX, INC., a Delaware corporation ("Buyer").


                                  RECITALS
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     This Amendment is made with respect to the following facts:

     A. Seller and Buyer are the parties to the Agreement of Purchase and Sale (the "Sale Agreement") dated as of November 24, 1997, providing for the sale of the real property situated in the City of Longmont, Boulder County, State of Colorado, described on Exhibit A attached hereto and made a part
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hereof (the "Property").

                                 Amendment
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     In consideration of the Sale Agreement and the promises and agreements of
Buyer and Seller provided in this Agreement, Buyer and Seller do hereby promise and agree as follows:

     1.     Amendment of Sale Agreement.  The Sale Agreement is hereby amended
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as follows:

     1.1     Payment of Encumbrances.  Notwithstanding the provisions of
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Section 8.5 of the Sale Agreement and any other provision of the Sale
Agreement requiring Seller to convey the Property at the Closing free and clear of all liens and encumbrances, Buyer shall take title to the Property subject to (i) the deed of trust encumbering the land portion of the Property in favor of Colorado Community First State Bank recorded March 17, 1997 as Reception No. 1683715 (the "Deed of Trust") and the note secured thereby (together the "CCF Loan"), with an outstanding balance of principal and accrued and unpaid interest as of the date hereof in the total amount of $1,419, 527.17 (the "CCF Loan Balance") and (ii) the security interest (the "NW Security Interest") encumbering the water portion of the Property and the note secured thereby (the "NW Loan") in favor of Norwest Bank Colorado, N.A. with an outstanding balance of principal and accrued and unpaid interest as of the date hereof in the total amount of $69,901.88 (the "NW Loan Balance"), and Buyer shall be responsible for paying the CCF Loan Balance and the NW Loan Balance. Buyer shall receive a credit at the Closing in the total amount of the CCF Loan Balance and the NW Loan Balance, against the purchase price for the Property of $6,400,000, with the balance of the purchase price of $4,980,272.83 being payable in cash at the Closing in accordance with the provisions of the Sale Agreement. The parties agree that the Total Purchase Price for the Property remains $6,400,000, and that this Amendment changes only the form and timing of such amount.

     1.2     Indemnity.  Seller shall protect, defend, indemnify and hold
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Buyer and the Property harmless from and against any obligation or liability under the Deed of Trust and CCF Loan in excess of the CCF Loan Balance and against any amount in excess of the CCF Loan Balance required to pay off the CCF Loan in full and release the Deed of Trust as of January 15, 1998 and against any costs and expenses which would be incurred in paying off the CCF Loan and releasing the Deed of Trust as of January 15, 1998. Seller shall protect, defend, indemnify and hold Buyer and the Water Rights harmless from and against any obligation or liability under the NW Security Interest and/or NW Loan in excess of the NW Loan Balance and against any amount in excess of the NW Loan Balance required to pay off the NW Loan in full and release the NW Security Interest as of January 15, 1998 and against any costs and expenses which would be incurred in paying off the NW Loan and releasing the NW Security Interest as of January 15, 1998.

     1.3     Survival.  The obligations of the parties under this Section 1
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shall survive the Closing.

     2.     Effect.  Except as specifically provided in Section 1 of this
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Amendment, the Sale Agreement shall not be modified or amended hereby.  As amended by Section 1 of this Agreement, the Sale Agreement shall continue in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the respective dates set forth below.



                                  XILINX, INC., a Delaware corporation

/s/ Michael D. Dollachan          By:  /s/ Willem Roelandts
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MICHAEL D. DOLLAGHAN              Its: President
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January 15, 1998                  January 15, 1998